UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2006

RENT-A-CENTER, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-25370

Delaware	45-0491516
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5700 Tennyson Parkway
Suite 100
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 801-1100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On October 2, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Rent-A-Center, Inc. (the "Company") authorized, and the Company entered into, a written employment agreement (the "Employment Agreement") with Mark E. Speese, the Company's Chairman of the Board and Chief Executive Officer. As contemplated by the Employment Agreement, the Compensation Committee also granted Mr. Speese an option to purchase 70,000 shares of the Company's common stock (the "Common Stock") under the Company's 2006 Long Term Incentive Plan (the "Plan") pursuant to an option agreement (the "Option Agreement") approved by the Compensation Committee. The Employment Agreement and the Option Agreement were each entered into on October 2, 2006.

Employment Agreement

Under the Employment Agreement:

--Mr. Speese's employment as Chairman of the Board and Chief Executive Officer continues through December 31, 2009, and automatically renews for successive one year periods unless Mr. Speese or the Company gives 90 days' notice of nonrenewal, in which case the term will expire on December 31 of the year in which such notice is given.

--Mr. Speese's compensation consists of (i) an annual base salary of $740,000, subject to annual review by the Compensation Committee, (ii) an annual bonus opportunity established by the Compensation Committee, (ii) participation in the Company's employee benefit plans for senior executive officers, and (iv) a one time grant of 70,000 options to purchase the Common Stock (as discussed below).

--If Mr. Speese's employment is terminated due to disability or death, Mr. Speese will be entitled to receive (i) unpaid but earned base salary through the date of termination; (ii) a pro rata bonus calculated based upon Mr. Speese's bonus amount from the previous year; and (iii) continued health insurance coverage for Mr. Speese and Mr. Speese's spouse and covered dependents for 12 months.

--If Mr. Speese's employment is terminated for "cause," or if Mr. Speese terminates his employment for any reason other than death or for "Good Reason" (as defined in the Employment Agreement), Mr. Speese will be entitled to receive his unpaid but earned base salary through the date of termination (reduced by amounts owed by Mr. Speese to the Company or its affiliates).

--If Mr. Speese's employment is terminated by the Company without "cause" or by Mr. Speese for "Good Reason" (as defined in the Employment Agreement), Mr. Speese will be entitled to receive (i) unpaid but earned base salary through the date of termination; (ii) a pro rata bonus calculated based upon Mr. Speese's bonus amount from the previous year; (iii) two times the sum of (a) Mr. Speese's highest annual rate of salary during the previous 24 months, and (b) Mr. Speese's average annual bonus for the two preceding calendar years; and (iv) continued health insurance coverage for Mr. Speese and Mr. Speese's spouse and covered dependents for up to 24 months.

        -"Cause" is defined in the Employment Agreement to mean (i) material act or acts of willful misconduct by Mr. Speese, whether in violation of the Company's policies, including, without limitation, the Company's Code of Business Conduct and Ethics, or otherwise; (ii) Mr. Speese's willful and repeated failure (except where due to physical or mental incapacity) or refusal to perform in any material respect the duties and responsibilities of Mr. Speese's employment; (iii) embezzlement or fraud committed by Mr. Speese, at Mr. Speese's direction, or with Mr. Speese's prior personal knowledge; (iv) Mr. Speese's conviction of, or plea of guilty or nolo contendere to, the commission of a felony; or (v) substance abuse or use of illegal drugs that, in the reasonable judgment of the Compensation Committee, (a) impairs the ability of Mr. Speese to perform the duties of Mr. Speese's employment, or (b) causes or is likely to cause harm or embarrassment to the Company or any of its Affiliates.

        -"Good Reason" is generally defined to include, among other things, a material diminution of Mr. Speese's duties or responsibilities inconsistent with Mr. Speese's position, a relocation of Mr. Speese's principal place of business by more than 50 miles, or a reduction of Mr. Speese's salary.

--If Mr. Speese's employment is terminated in conjunction with a change in control of the Company (a "Change in Control") by the Company without "cause" or by Mr. Speese for "Good Reason," Mr. Speese will be entitled to receive in a lump sum the same aggregate severance payments and benefits as described above for a termination not in connection with a Change in Control, except that in addition to such amounts, Mr. Speese will be entitled to continued health insurance coverage for Mr. Speese and Mr. Speese's spouse and covered dependents for thirty six months, rather than twenty four months. The amount of the severance payments will be reduced if and to the extent necessary to avoid the loss of a tax deduction by the Company under Section 280G of the Internal Revenue Code (the "Code") and the imposition of an excise tax on Mr. Speese pursuant to Section 4999 of the Code.

        -A Change in Control is generally deemed to have occurred if, among other things, (i) any person becomes the beneficial owner of 40% or more of the combined voting power of the then outstanding voting securities of Company; (ii) a consolidation, merger or reorganization of the Company is completed; (iii) individuals who, as of October 2, 2006, constitute the entire Board (the "Incumbent Board") cease for any reason to constitute a majority of the Board, provided that any individual becoming a director subsequent to October 2, 2006 whose appointment or nomination for election by Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (iv) the stockholders of the Company approve a complete liquidation or dissolution of Company, or a sale or other disposition of all or substantially all of the assets of the Company. Mr. Speese is entitled to severance payments and benefits in the case of a termination of Mr. Speese's employment within six months prior to or two years after a Change in Control.

--The Compensation Committee or the Board may condition the payment of severance or benefits on the execution and delivery by Mr. Speese of a general release in favor of the Company, its affiliates and their officers, directors, and employees, provided that no such release will be required for the payment to Mr. Speese of accrued compensation.

--Mr. Speese is party to a Loyalty and Confidentiality Agreement with the Company that contains confidentiality covenants as well as non solicitation and non competition provisions in favor of the Company. If Mr. Speese violates or is in breach of any restrictions set forth in such Employment Agreement or the Loyalty and Confidentiality Agreement between Mr. Speese and the Company, Mr. Speese shall, among other things, (i) not be entitled to any further severance payments and benefits under such Employment Agreement; and (ii) immediately return to the Company any severance payments and the value of any severance benefits received pursuant to such Employment Agreement.

Option Agreement

As contemplated under the Employment Agreement, on October 2, 2006, the Compensation Committee's regularly scheduled quarterly grant date for the grant of options, the Compensation Committee granted Mr. Speese an option to purchase 70,000 shares of the Company's Common Stock under the Plan, and authorized the entry into the Option Agreement. Pursuant to the terms of the Option Agreement, Mr. Speese was granted the option to purchase 70,000 shares of Common Stock at an exercise price of $29.29, such exercise price calculated in accordance with the provisions of the Plan. Pursuant to the terms of the Option Agreement, such options are immediately exercisable; provided, however, that until the earlier to occur of (i) December 31, 2009, (ii) Mr. Speese's termination of employment due to disability (as defined in the Employment Agreement), or death, (iii) Mr. Speese's termination of employment without "cause" or for "good reason" or (iv) the day preceding the consummation of a "Change in Control" (as defined in the Employment Agreement), any shares received upon the exercise of such options may not be sold or otherwise transferred by Mr. Speese.

The foregoing is a summary of the material terms of the Employment Agreement and the Option Agreement. Such summary is not a complete description of all of the terms and is qualified in its entirety by reference to the actual form of the Employment Agreement and the Option Agreement which will be filed as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: October 05, 2006	By:	/s/ Robert D. Davis
Robert D. Davis
Senior Vice President - Finance, Treasurer and Chief Financial Officer